Exhibit 99.1

NEWS RELEASE

Contact:
Alliance HealthCare Services
Howard Aihara
Executive Vice President
Chief Financial Officer
(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS
FOR THE FIRST QUARTER ENDED MARCH 31, 2015

NEWPORT BEACH, CA-May 7, 2015-Alliance HealthCare Services, Inc. (NASDAQ:AIQ) (the “Company”, “Alliance”, “we” or “our”), a leading national provider of outsourced radiology services through its Alliance HealthCare Radiology Division (“Alliance Radiology”) and radiation therapy services through its Alliance HealthCare Oncology Division (“Alliance Oncology”), announced results for the quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	Revenue for the first quarter of 2015 grew by $4.0 million or 3.8% over the first quarter of 2014.

•	The Company generated $30.1 million of Adjusted EBITDA (as defined below).

•	Continued to generate strong cash flow, with $20.8 million in operating cash flows.

•	Alliance Oncology revenue grew by 17% to $24.2 million in the first quarter of 2015 from $20.7 million in the first quarter of 2014.

•	Alliance Radiology had strong same store volume growth of +7.4% for MRI and +3.4% for PET/CT.

•	The Company generated Adjusted Net Income Per Share (as defined below) of $0.30.

•	Completed the acquisition of The Pain Center Alliance in the first quarter of 2015, which contributed $3.9 million in additional revenue.

•	Company affirms 2015 Full Year Guidance.

First Quarter 2015 Financial Results

“This quarter’s overall results are consistent with our expectations and in line with our full year financial guidance,” stated Tom Tomlinson, Chief Executive Officer and President of Alliance HealthCare Services. “Driven primarily by strong revenue growth in our oncology business, which is up +17% over the same quarter last year, the positive revenue trend is noteworthy as we continue gaining traction with our growth strategies. Alliance Oncology’s double-digit growth rate continues to trend upward as a result of revenue generated from new partnerships with the Medical University of South Carolina (MUSC) and the Charleston Area Medical Center (CAMC). Same-store volumes in oncology were mixed in the first quarter of 2015 when compared to the same quarter last year with stereotactic radiosurgery (SRS) volumes up +4.2% and linear accelerator (linac) volumes down (7.3%).”

Tomlinson continued, “In our Alliance Radiology business, revenue in the first quarter of 2015 trailed revenue for the same period last year by (3%) as we continued to strategically and aggressively compete on price to protect and maintain market share in a highly competitive mobile imaging market. Within our RAD360 strategy, at the end of the quarter we added a new diagnostic imaging center into an existing Joint Venture with one of our hospital partners. And, although January and February scan volumes were impacted by severe weather throughout the Northeast, volumes rebounded in March and overall Q1 same-store volumes showed significant improvement over Q1 last year, with MRI same-store volumes up +7.4% and PET/CT volumes up +3.4%.”

Exhibit 99.1

Revenue for the first quarter of 2015 was $109.4 million compared to $105.4 million in the first quarter of 2014. Impacting revenue this quarter was approximately $4.1 million of radiology pricing pressure. Oncology Division revenue grew by 17% in the first quarter of 2015, to $24.2 million, from $20.7 million in the first quarter of 2014. The increase is largely due to the revenue generated by the recent acquisition of Charleston Area Radiation Therapy Centers and from Alliance Oncology’s relationship with the Medical University of South Carolina.

Alliance’s Adjusted EBITDA decreased 8.6% to $30.1 million from $33.0 million in the first quarter of 2014. Also impacting first quarter Adjusted EBITDA was the aforementioned radiology pricing pressure of $4.1 million.

Alliance’s net income, computed in accordance with generally accepted accounting principles (GAAP), totaled $1.8 million in the first quarter of 2015 and $1.9 million in the first quarter of 2014.

Alliance’s historical income tax rate has been 42%, compared to the GAAP income tax rate of 47.3% in the first quarter of 2015 and 43.8% in the first quarter of 2014.

Net income on a diluted basis, computed in accordance with GAAP, was $0.16 per share in the first quarter of 2015 compared to $0.18 per share for same quarter of 2014. Net income per share on a diluted basis was impacted by ($0.14) in the first quarter of 2015 and ($0.10) in the first quarter of 2014 in the aggregate due to restructuring charges, transaction costs, legal matter expenses and differences in the GAAP income tax rate from our historical income tax rate.

Cash flows provided by operating activities totaled $20.8 million in the first quarter of 2015 compared to $19.0 million in the first quarter of 2014. In the first quarter of 2015, total capital expenditures were $11.9 million ($7.6 million in cash capital expenditures and $4.3 million in equipment financed under debt arrangements) compared to $5.7 million in the first quarter of 2014.

In the first quarter of 2015, growth capital expenditures were $7.7 million, and maintenance capital expenditures were $4.2 million.

Alliance's net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, increased $28.5 million to $502.8 million at March 31, 2015 from $474.3 million at December 31, 2014. Cash and cash equivalents were $31.5 million at March 31, 2015 and $33.0 million at December 31, 2014. The Company's net debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 3.53x for the twelve month period ended March 31, 2015 compared to 3.34x for the twelve month period ended a year ago. The Company's total debt, as defined above, divided by the last twelve months Consolidated Adjusted EBITDA was 3.75x for the twelve month period ended March 31, 2015 compared to 3.54x for the twelve month period ended a year ago.

In the first quarter of 2015, the Company used $23.6 million in cash by drawing $23.0 million under its revolving line of credit, and assumed $2.8 million of debt in connection with the acquisition of The Pain Center of Arizona, PC (TPC)-Arizona’s center of excellence for the diagnosis and treatment of people with chronic pain disorders with 12 locations statewide-along with TPC’s affiliated billing and collection company.

Alliance’s decrease in net debt, before investments in acquisitions and before growth capital expenditures, was $2.8 million in the first quarter of 2015. The Company’s increase in net debt, before investments in acquisitions and after growth capital expenditures, was $5.0 million in the first quarter of 2015.

“Also this quarter, we completed our acquisition of The Pain Center (TPC) of Arizona, which added $3.9 million to our Q1 revenues,” commented Tomlinson. “As we continue to build our Interventional Services Division-both organically and through the addition of one or two more acquisitions this year-we anticipate expanding our service footprint and adding additional revenue over the next quarters.”

Exhibit 99.1

Full Year 2015 Guidance

Alliance is confirming its full year 2015 guidance ranges as follows:

2015 Full Year Guidance Ranges
(in millions)
Revenue	$470 - $505
Adjusted EBITDA	$125 - $150
Capital expenditures:
Maintenance	Approx. $35
Growth	$45 - $55
Decrease in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions and debt refinancing costs), before debt refinancing costs), before growth capital expenditures
$20 - $45
(Increase) in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions and debt refinancing costs), before debt refinancing costs), after growth capital capital expenditures
($10) - ($25)

First Quarter 2015 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2015 results. The conference call is scheduled for Thursday, May 7, 2015 at 5:00 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

The conference call can be accessed at (877) 638-4550. Interested parties should call at least five minutes prior to the call to register. A telephone replay will be available until August 7, 2015. The telephone replay can be accessed by calling (800) 585-8367. The conference call identification number is 37759428.

Definition of Non-GAAP Measures

Adjusted EBITDA and Adjusted Net Income Per Share are not measures of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

For a more detailed discussion of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure, see the section entitled “Non-GAAP Measures” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services (NASDAQ: AIQ) is a leading national provider of outsourced healthcare services with a 30+year track record of award-winning patient care/satisfaction and service line expertise. Providing diagnostic radiology services through its Radiology Division (Alliance HealthCare Radiology), interventional radiology & pain management services through its Interventional Services Division (Alliance HealthCare Interventional Services) and radiation oncology services through its Oncology Division (Alliance HealthCare Oncology), Alliance is the nation’s largest provider of advanced diagnostic mobile imaging services, an industry-

Exhibit 99.1

leading operator of fixed-site imaging centers, and a leading provider of stereotactic radiosurgery nationwide. As of March 31, 2015, Alliance operated 523 diagnostic imaging and radiation therapy systems, including 117 fixed-site imaging centers across the country; and 31 radiation therapy centers, including 19 stereotactic radiosurgery (SRS) facilities. With a strategy of partnering with hospitals, health systems and physician practices, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 44 states where approximately 1,800 Alliance Team Members are committed to providing exceptional patient care and exceeding customer expectations. For more information, visit www.alliancehealthcareservices-us.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the Company’s long-term growth strategy and efforts to diversify its business model, the Company’s plans to expand its new Interventional Services Division both organically and through one or more acquisitions; the Company’s expectations regarding growth across the Company’s divisions, the expansion of its service footprint and revenue growth, and the Company’s Full Year 2015 Guidance, including its forecasts of revenue, Adjusted EBITDA, capital expenditures, and decrease in long-term debt. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth or lack thereof in the market for imaging, radiation oncology and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share amounts)

	Quarter Ended
	March 31,
	2014	2015
Revenues	$105,365	$109,429
Costs and expenses:
Cost of revenues, excluding depreciation and amortization	56,940	61,886
Selling, general and administrative expenses	18,739	20,955
Transaction costs	2	419
Severance and related costs	133	259
Impairment charges	—	76
Depreciation expense	15,795	11,633
Amortization expense	1,952	2,035
Interest expense and other, net	6,238	6,018
Other expense (income), net	77	(359)
Total costs and expenses	99,876	102,922
Income before income taxes, earnings from unconsolidated investees, and noncontrolling interest	5,489	6,507
Income tax expense	1,507	1,572
Earnings from unconsolidated investees	(998)	(1,163)
Net income	4,980	6,098
Less: Net income attributable to noncontrolling interest	(3,049)	(4,347)
Net income attributable to Alliance HealthCare Services, Inc.	$1,931	$1,751
Comprehensive (loss) income, net of taxes:
Net income attributable to Alliance HealthCare Services, Inc.	$1,931	$1,751
Unrealized (loss) gain on hedging transactions, net of taxes	20	(128)
Comprehensive income, net of taxes	$1,951	$1,623
Income per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$0.18	$0.16
Diluted	$0.18	$0.16
Weighted-average number of shares of common stock and common stock equivalents:
Basic	10,666	10,714
Diluted	10,890	10,842

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31, 2014	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$33,033	$31,489
Accounts receivable, net of allowance for doubtful accounts	62,503	64,577
Deferred income taxes	16,834	16,834
Prepaid expenses	12,527	12,441
Other receivables	5,686	2,569
Total current assets	130,583	127,910

Equipment, at cost	827,638	844,596
Less accumulated depreciation	(678,291)	(685,734)
Equipment, net	149,347	158,862
Goodwill	63,864	86,474
Other intangible assets, net	115,930	138,495
Deferred financing costs, net	8,119	7,790
Other assets	33,042	32,109
Total assets	$500,885	$551,640

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$12,109	$13,841
Accrued compensation and related expenses	19,808	16,890
Accrued interest payable	3,154	3,132
Other accrued liabilities	26,542	27,863
Current portion of long-term debt	15,512	19,438
Total current liabilities	77,125	81,164

Long-term debt, net of current portion	491,777	514,888
Other liabilities	6,623	6,564
Deferred income taxes	36,840	37,936
Total liabilities	612,365	640,552

Stockholders’ deficit:
Common stock	107	107
Treasury stock	(3,138)	(3,138)
Additional paid-in capital	27,653	27,966
Accumulated comprehensive loss	(351)	(479)
Accumulated deficit	(194,091)	(192,340)
Total stockholders’ deficit attributable to Alliance HealthCare Services, Inc.	(169,820)	(167,884)
Noncontrolling interest	58,340	78,972
Total stockholders’ deficit	(111,480)	(88,912)
Total liabilities and stockholders’ deficit	$500,885	$551,640

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Three Months Ended
	March 31,
Operating activities:	2014	2015
Net income	$4,980	$6,098
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	553	438
Share-based payment	334	389
Depreciation and amortization	17,747	13,668
Amortization of deferred financing costs	478	483
Accretion of discount on long-term debt	111	114
Adjustment of derivatives to fair value	31	72
Distributions (less) more than undistributed earnings from investees	96	254
Deferred income taxes	421	1,096
Gain on sale of assets	141	—
Impairment charges	—	76
Excess tax benefit from share-based payment arrangements	—	5
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	1,434	1,928
Prepaid expenses	1,919	(45)
Other receivables	422	(2)
Other assets	167	1,326
Accounts payable	(3,604)	563
Accrued compensation and related expenses	(8,314)	(4,066)
Accrued interest payable	1,463	(22)
Income taxes payable	6	—
Other accrued liabilities	573	(1,597)
Net cash provided by operating activities	18,958	20,778
Investing activities:
Equipment purchases	(5,735)	(7,565)
Decrease (increase) in deposits on equipment	1,507	(1,836)
Acquisitions, net of cash received	—	(23,630)
Proceeds from sale of assets	142	120
Net cash used in investing activities	(4,086)	(32,911)

Exhibit 99.1

	Three Months Ended
	March 31,
	2014	2015

Financing activities:
Principal payments on equipment debt	(2,866)	(1,973)
Principal payments on term loan facility	(1,225)	(6,126)
Principal payments on revolving loan facility	(27,000)	—
Proceeds from revolving loan facility	16,000	23,000
Noncontrolling interest in subsidiaries	(3,771)	(4,313)
Equity purchase of noncontrolling interest	(1,500)	—
Excess tax benefit from share-based payment arrangements	—	(5)
Proceeds from shared-based payment arrangements	55	6
Purchase of treasury stock	(140)	—
Net cash (used in) provided by financing activities	(20,447)	10,589
Net increase in cash and cash equivalents	(5,575)	(1,544)
Cash and cash equivalents, beginning of period	34,702	33,033
Cash and cash equivalents, end of period	$29,127	$31,489

Supplemental disclosure of cash flow information:
Interest paid	$4,338	$5,427
Income taxes paid, net of refunds	46	40
Supplemental disclosure of non-cash investing and financing activities:
Capital lease obligations related to the purchase of equipment	—	1,294
Comprehensive income (loss) from hedging transactions, net of taxes	20	(128)
Equipment purchases in accounts payable	531	1,225
Noncontrolling interest assumed in connection with acquisitions (Note 2)	—	20,598
Adjustment to equity of noncontrolling interest	1,700	—
Debt related to purchase of equipment	—	3,025
Debt related to purchase of deposits on equipment	—	4,069
Debt related to other assets	—	854
Extinguishment of note receivable	—	3,071

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
NON-GAAP MEASURES
(in thousands)

Adjusted EBITDA and Adjusted Net Income Per Share (the “Non-GAAP Measures”) are not measures of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; restructuring charges; fees and expenses related to acquisitions, costs related to debt financing, legal matter expenses, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA.

Adjusted Net Income Per Share, as defined by the Company’s management, represents net income (loss) before: restructuring charges; fees and expenses related to acquisitions; legal matter expenses; and differences in the GAAP income tax rate compared to our historical income tax rate. The components used to reconcile net income (loss) per share to Adjusted Net Income Per Share are consistent with our historical presentation of Adjusted Net Income Per Share.

Management uses the Non-GAAP Measures, and believes they are useful measures for investors, for a variety of reasons. Management regularly communicates the results of its Non-GAAP Measures and management’s interpretation of such results to its board of directors. Management also compares the Company’s results of its Non-GAAP Measures against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that these measures are indicative of how our diagnostic imaging and radiation oncology businesses are performing and are being managed. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology businesses.

In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Non-GAAP Measures have certain limitations as analytical financial measures, which management compensates for by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in the Non-GAAP Measures. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations and because the Non-GAAP Measures may not be directly comparable to similarly titled measures reported by other companies, however, the Non-GAAP Measures should not be considered as an alternative to the most directly comparable GAAP measure, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

Exhibit 99.1

	Quarter Ended		Twelve Months Ended
	March 31,		March 31,
	2014	2015	2015
Net (loss) income attributable to Alliance HealthCare Services, Inc.	$1,931	$1,751	$10,438
Income tax (benefit) expense	1,507	1,572	7,392
Interest expense and other, net	6,238	6,018	24,473
Amortization expense	1,952	2,035	7,963
Depreciation expense	15,795	11,633	50,809
Share-based payment (included in selling, general and administrative expenses)	334	389	1,571
Severance and related costs	—	259	2,645
Noncontrolling interest in subsidiaries	3,049	4,347	16,181
Restructuring charges (Note 2)	1,025	255	1,963
Transaction costs	2	419	2,761
Impairment charges	—	76	384
Legal settlements	799	1,360	6,147
Other non-cash charges (included in other income and expense, net)	320	2	192
Adjusted EBITDA	$32,952	$30,116	$132,919

The leverage ratio calculations as of March 31, 2015 are shown below:

Consolidated
Total debt	$ 534,326
Less: Cash and cash equivalents	(31,489)
Net debt	502,837

Last 12 months Adjusted EBITDA	132,919
Pro-forma acquisitions in the last 12 month period (1)	9,500
Last 12 months Adjusted EBITDA, as adjusted	142,419

Total leverage ratio	3.75 x
Net leverage ratio	3.53 x

(1) Gives pro-forma effect to acquisitions occurring during the last twelve months pursuant to the terms of the Credit Agreement

Exhibit 99.1

The reconciliation of (loss) earnings per diluted share - GAAP to adjusted (loss) earnings per diluted share non-GAAP is shown below:

	First Quarter Ended March 31,
	2014	2015
Earnings per diluted share- GAAP	$0.18	$0.16
Restructuring charges, net of taxes	0.09	0.01
Transaction costs, net of taxes	—	0.02
Impairment charges, net of taxes	—	—
Severance and related costs, net of taxes	—	0.01
Legal matter expenses, net of taxes	0.07	0.07
GAAP income tax rate compared to our historical income tax rate	(0.06)	0.03
Adjusted earnings per diluted share- non-GAAP	$0.28	$0.30

The reconciliation from net income to Adjusted EBITDA for the 2015 guidance range is shown below (in millions):

	2015 Full Year
	Guidance Range
Net income	$—	$10
Income tax expense	15	18
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	110	122
Adjusted EBITDA	$125	$150

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
SELECTED STATISTICAL INFORMATION

	First Quarter Ended
	March 31,
	2014	2015
MRI
Average number of total systems	252.4	245.8
Average number of scan-based systems	209.4	202.9
Scans per system per day (scan-based systems)	8.14	8.48
Total number of scan-based MRI scans	111,187	114,033
Price per scan	$353.32	$330.71

Scan-based MRI revenue (in millions)	$39.3	$37.7
Non-scan based MRI revenue (in millions)	4.9	5.2
Total MRI revenue (in millions)	$44.2	$42.9

PET/CT
Average number of systems	110.8	114.6
Scans per system per day	5.36	5.25
Total number of PET/CT scans	33,757	33,443
Price per scan	$959	$916

Total PET and PET/CT revenue (in millions)	$33.4	$31.5

Radiation oncology
Linear accelerator treatments	18,004	22,165
Sterotactic radiosurgery patients	681	779

Total radiation oncology revenue (in millions)	$20.7	$24.2

Revenue breakdown (in millions)
Total MRI revenue	$44.2	$42.9
PET/CT revenue	33.4	31.5
Radiation oncology revenue	20.7	24.2
Other modalities and other revenue	7.1	10.8
Total revenues	$105.4	$109.4

Total fixed-site revenue (in millions)	2014	2015
First quarter ended March 31	$26.3	$27.1

Exhibit 99.1

ALLIANCE HEALTHCARE SERVICES, INC.
SELECTED STATISTICAL INFORMATION
SAME STORE VOLUME

The Company utilizes same store volume growth as a historical statistical measure of the MRI and PET/CT imaging procedure, linear accelerator treatment and SRS case growth at its customers in a specified period on a year-over-year basis. Same store volume growth is calculated by comparing the cumulative scan, treatment or case volume at all locations in the current year quarter to the same quarter in the prior year. The group of customers whose volume is included in the scan or treatment volume totals is those that received service from Alliance for the full quarter in each of the comparison periods. A positive percentage represents growth over the prior year quarter and a negative percentage represents a decline over the prior year period. Alliance measures each of its major imaging and oncology modalities, MRI, PET/CT, linear accelerator and SRS, separately.

The radiology division same store volume growth/(decline) for the last four calendar quarters ended March 31, 2015 is as follows:

	Same Store Volume
	MRI	PET/CT
2014
Second Quarter	5.3%	-4.9%
Third Quarter	5.9%	-1.9%
Fourth Quarter	6.9%	-0.8%

2015
First Quarter	7.4%	3.4%

The oncology division same store volume growth for the quarter ended March 31, 2015 is as follows:

	Same Store Volume
	Linac	SRS
2014
Second Quarter	4.2%	4.1%
Third Quarter	2.6%	9.1%
Fourth Quarter	3.1%	5.5%

2015
First Quarter	-7.3%	4.2%